Exhibit 10.29

                              EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of May 9, 2002, by and between Acterna Corporation or an affiliate ("Company"), and Rick Goshorn ("Employee").

          WHEREAS, Employee has been employed in a critical managerial position with Company; and

          WHEREAS, Company and Employee wish to set forth the terms of the Employee's continued employment by Company;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration including but not limited to options to purchase common stock of the Company being granted to Employee in conjunction with this Agreement, the parties hereto agree as follows:

          1. Employment. Company hereby employs Employee, and Employee agrees to serve as an Employee of Company, on the terms and conditions set forth in this Agreement.

          2. Period of Employment. The "Period of Employment" shall be the period commencing on May 9, 2002 and ending on February 1, 2003; provided, however, that commencing on February 1, 2003 and on the first day of February of each year thereafter, the term of the Agreement shall automatically be extended for one additional year unless at least 30 calendar days prior to any such date, Company or Employee shall have given notice in accordance with Section 11 hereof that such extension shall not occur.


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          3. Duties During the Period of Employment. During the Period of
     Employment, Employee shall serve as General Counsel of the Company, or such other position as shall be assigned to Employee by the Board of Directors, and shall have such duties and responsibilities as are assigned to Employee by the Board of Directors of the Company commensurate with such position. Employee shall devote Employee's full business time, attention and efforts to the affairs of the Company during the Period of Employment, provided, however, that Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the board of directors of such other organizations as the Company may from time to time agree to, and similar types of activities, to the extent that such other activities, either individually or collectively, do not, in the sole and reasonable discretion of the Company, inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of the Company and its affiliates.

          4. Current Cash Compensation As compensation for Employee's services hereunder, during the Period of Employment Employee will be entitled to receive an annual base salary at the rate of $285,000. Employee shall also be entitled to participate in Company's annual bonus plan, under which he or she shall have an annual target bonus opportunity of 50% of Employee's annual rate of base salary as in effect at the beginning of the fiscal year for which the bonus is payable. The Company shall review Employee's annual rate of base salary and target annual bonus opportunity at least annually and, in light of such review, may, in the discretion of the Board of Directors of the Company, (which Board may, for these purposes and all other purposes of this Agreement, delegate to officers of the Company its


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     duties and discretion hereunder) increase either or both such annual base salary or target opportunity. Any such review of Employee's annual compensation shall take into account any change in Employee's responsibilities, increases in the cost of living, performance by the Employee, and other factors that the Board of Directors deems pertinent.

          5. Other Employee Benefits.

          (a) Vacation and Sick Leave. Employee shall be entitled to reasonable paid annual vacation periods and sick leave in accordance with Company's applicable vacation and sick leave policies prevailing from time to time.

          (b) Regular Reimbursed Business Expenses. Company shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties during the Period of Employment, and provide such other facilities or services as Company and Employee may, from time to time, agree are appropriate, all in accordance with Company's established policies.

          (c) Employee Benefit Plans. In addition to the cash compensation provided for in Section 4 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in Company's employee benefit plans, as presently in effect or as they may be modified, altered, curtailed or supplemented by Company from time to time.

          (d) Executive Compensation Plans. In addition to the cash compensation provided for in Section 4 hereof and the employee benefits provided for in paragraph (c) of this Section, Employee, subject to meeting eligibility


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     provisions and to the provisions of this Agreement, shall be entitled to participate in Company's executive compensation plans, as currently in effect or as they may be modified, altered, curtailed or supplemented by Company from time to time.

          (e) Additional Benefits. In addition to the cash compensation provided for in Section 4 hereof and participation in the employee benefit and executive compensation plans provided in paragraphs (c) and (d) of this Section, Employee shall be entitled to the additional benefits set forth in Exhibit A for the periods and on the terms set forth in such Exhibit A.

          6. Termination.

          (a) Termination by Company Without Cause. If Company should terminate the Period of Employment without Cause as defined below, in addition to any other compensation and benefits payable as provided for hereunder, Company shall pay to Employee on the termination date a lump sum amount equal to
     (i) all accrued but unpaid base salary as of the termination date, plus
     (ii) the pro rata amount of Employee's annual bonus (if any) for the portion of the fiscal year preceding the termination date that would have been payable to Employee if Employee had been employed for the entire fiscal year, determined on the basis of actual performance achieved by the Company through the termination date and the performance objectives established for such fiscal year, pro rated to reflect the portion of the fiscal year preceding the termination date, plus (iii) a payment of Employee's annual base pay, at the annual rate in effect on the termination date for a period of months equal to 1.5 times the number of years of


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     service with the Company and its affiliates completed by Employee prior to
     Employee's termination; provided that the lump sum payment subject to this subsection (iii) shall not be less than twelve (12) month's base pay and shall not be more than eighteen (18) month's base pay, plus (iv) a payment equal to one years' bonus at target; provided, however, that such payments enumerated in subsections (ii) through (iv) above are conditioned on Employee's execution of Company's Severance and General Release Agreement in a form acceptable to Company and continued compliance with the other provisions of this Agreement.

          "Cause" shall mean the willful and continued failure by Employee to use reasonable effort to substantially perform Employee's duties with Company (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Employee by Company which specifically identifies the manner in which Company believes Employee has not substantially performed his duties; conviction of, or plea of nolo contendere to, a felony; habitual abuse of drugs or alcohol in the discretion of the Board of Directors; fraud, material dishonesty or gross misconduct in connection with the business of Company.

          (b) Termination by Company for Cause. If Company shall terminate the Period of Employment for Cause, Employee will be entitled only to be paid that portion of the base annual salary due and not yet paid to the Employee for the month in which the termination is made.

          (c) Voluntary Termination by Employee. Employee shall have the right, upon 60 days' prior written notice given to Company, to terminate the Period of Employment. If Employee should terminate the Period of


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     Employment, Employee will be entitled only to be paid that portion of the base annual salary otherwise payable to Employee under paragraph (a) (i) of
     Section 6 through the end of the month in which the Period of Employment is terminated. No additional amounts shall be payable to Employee (except as and to the extent otherwise required at law or under the express terms and conditions of any employee benefit plan in which Employee participates).

          (7) Confidential Information. Employee agrees to keep secret and retain in the strictest confidence all confidential matters which relate to Company or any affiliate of Company, including, without limitation, customer lists, client lists, trade secrets, pricing policies and other business affairs of Company and any affiliate of Company learned by Employee from Company or any such affiliate or otherwise before or after the date of this Agreement, and not to disclose any such confidential matter to anyone outside Company or any of its affiliates, whether during or after Employee's period of service with Company, except as may be required by a court of law, by any governmental agency having supervisory authority over the business of Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him or her to divulge, disclose or make accessible such information. Employee agrees to give Company advance written notice of any disclosure pursuant to the preceding sentence and to cooperate with any efforts by Company to limit the extent of such disclosure. Upon request by Company, Employee agrees to deliver promptly to Company upon termination of Employee's services for Company, or at any time thereafter as Company may request, all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media and other documents


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     (and all copies thereof) relating to Company's or any affiliate's business and all property of Company or any affiliate associated therewith, which Employee may then possess or have under Employee's control, other than personal notes, diaries, rolodexes and correspondence.

          (8) Non-competition and Non-solicitation.

          (a) Without the consent in writing of the Board of Directors of the Company, during the period of Employee's employment with the Company and upon termination of Employee's employment for any reason whatsoever, Employee will not for a period of a minimum of twelve (12) months thereafter and a maximum of eighteen (18) months thereafter (the restrictive period being commensurate with the number of months of severance being paid to Employee pursuant to Section 6 (a) (iii)) (i) engage in, or carry on, directly or indirectly, either for himself or as a member of a partnership or as a stockholder, investor, officer or director of a corporation or as an employee, agent, associate, adviser or consultant of any person, partnership or corporation, any business in competition with the business carried on by Company or any of its affiliates or (ii) employ or seek to employ any person then employed by Company or any of its affiliates. Notwithstanding the preceding sentence, Employee shall not be prohibited from owning less than one percent (1%) of any publicly traded corporation (whether or not such corporation is in competition with Company or its affiliates). The competitive restrictions imposed upon Employee by this Section 8 shall be waived if, following a Change in Control of Employer, Employee is terminated by the successor employer other than for Cause. For purpose of this Agreement, a Change in Control shall have occurred when an unaffiliated entity shall have acquired greater than a 50% interest in Employer.


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          (b) During the period of Employee's employment with the Company and thereafter during the restrictive period applicable in Section 8 (a) above, Employee shall not directly or indirectly, for his or her own account or for the account of any other person anywhere in the world, solicit or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of the Company or any of its affiliates with any person throughout the world which is or was a customer, client or distributor of the Company or any of its affiliates at any time during which Employee was employed by the Company (in the case of any such activity during such time) or during the twelve-month period preceding the date of termination (in the case of any activity after the date of termination), other than any such solicitation on behalf of the Company or any of its affiliates during Employee's employment with the Company.

          It is the intention of the parties hereto that the restrictions contained in this Section be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable.

          Employee confirms that all restrictions in this Section are reasonable and valid and hereby waives all defenses to the strict enforcement thereof by Company.

          9. Remedy. Should Employee engage in or perform, either directly or indirectly, any of the acts prohibited by Sections 7 and 8 hereof, it is agreed that Company shall be entitled to full injunctive relief, to be


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     issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm organization, association, or corporation concerned therein, from the continuance of such violative acts. The foregoing remedy available to Company shall not be deemed to limit or prevent the exercise by Company of any or all further rights and remedies which may be available to Company hereunder or at law or in equity.

          10. Governing Law. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Maryland, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

          11. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or five (5) days after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail, addressed to the respective party at the address set forth below or to such other address as may hereafter be designated by like notice; provided that no such notice shall be required for the headquarters move anticipated in June 2002. Unless otherwise notified as set forth above, notice shall be sent to each party as follows:

          (a) Employee, to:

          To the Employee at his principle place of business

          (b) Company, to:

             Acterna Corporation
             20410 Observation Drive
             Germantown, Maryland 20876

             Attention: Corporate Vice President of Human Resources

          In lieu of personal notice or notice by deposit in the U.S. mail, a party may give notice by confirmed telegram, telex or fax, which shall be effective upon receipt.


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          12. Miscellaneous.

          (a) Entire Agreement. This Agreement constitutes the entire understanding between Company and Employee relating to employment of Employee by Company and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of Employee, Employee's heirs, executors, administrators and beneficiaries, and Company and its successors.

          Withholding Taxes. All amounts payable to Employee under this Agreement shall be subject to applicable withholding of income, employment and other taxes.



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             The parties hereto have executed this Agreement as of the year and day first above written.

                                             ACTERNA CORPORATION


                                             By: /s/ John R. Peeler
                                                --------------------------------
                                                John R. Peeler
                                                President


                                                 /s/ Rick Goshorn
                                                --------------------------------
                                                Rick Goshorn
                                                General Counsel



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